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                                                                     Exhibit 3.3

                            ARTICLES OF ORGANIZATION

                                       OF

                              THE WESTBOROUGH BANK


                                    ARTICLE I

                                      NAME

      The name of this bank shall be "The Westborough Bank" (the "Bank") and may be changed from time to time by the stockholders of the Bank.

                                   ARTICLE II

                                   MAIN OFFICE

      The main office of the Bank shall be located at 100 E. Main Street, Westborough, Massachusetts, and may be changed from time to time by the Board of Directors of the Bank, subject to compliance with the provisions of Section 2 of Chapter 167C of the Massachusetts General Laws, or successor statute.

                                   ARTICLE III

                               PURPOSE AND POWERS

      The Bank is a stock savings bank chartered under Chapters 167H and 168 of the Massachusetts General Laws and shall have and may exercise all powers and authority, express and implied, available to it under law.

                                   ARTICLE IV

                                    DURATION

      The duration of the Bank is perpetual.

                                    ARTICLE V

                                  CAPITAL STOCK

      The total number of shares of all classes of capital stock which is authorized to issue is six million (6,000,000) shares, of which five million (5,000,000) shares shall be common stock, $1.00 par value per share and one million (1,000,000) shares shall be preferred stock, $1.00 par value per share. Subject to the approval of the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner of Banks"), if required by law, the shares may be issued by the
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Bank from time to time by a vote of its Board of Directors without the approval of its stockholders. Upon payment of lawful consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

      A description of the different classes and series of the Bank's capital stock and a statement of the designations and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

            A. COMMON STOCK. Except as provided by law or in this Article V (or in any supplementary sections hereto or in any certificate of establishment of any series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote on all matters for each share held by such holder. Stockholders shall not be permitted to cumulate their votes for the election of directors.

      Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of a sinking fund or a retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

            In the event of any liquidation, dissolution or winding up of the Bank, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up of the Bank the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate in whole or in part therewith as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Bank, to receive the remaining assets of the Bank available for distribution, in cash or in kind, in proportion to their holdings.

            B. PREFERRED STOCK. Subject to the approval of the provisions of any series of preferred stock by the Commissioner of Banks, if required by law, the Board of Directors of the Bank is authorized by vote or votes, from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of one or more of the following:

            1. The distinctive serial designation and the number of shares constituting such series;


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            2. The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

            3. The voting powers, if any, of shares of such series;

            4. Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

            5. The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

            6. Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

            7. Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series the same or any other class or classes of stock of the Bank, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

            8. The price or other consideration for which the shares of such series shall be issued; and

            9. Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock.

      Unless otherwise provided by law, any such vote shall become effective when the Bank files with the Secretary of State of the Commonwealth of Massachusetts a certificate of designation of one or more series of preferred stock signed by the President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of the Bank, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.


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                                  ARTICLE VI

                 NO ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

      Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Charter to elect additional Directors under specific circumstances or to consent to specific actions taken by the Bank, any action required or permitted to be taken by the stockholders of the Bank must be effected at a duly called annual or special meeting of stockholders of the Bank and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

                                  ARTICLE VII

                         CERTAIN BUSINESS COMBINATIONS

            Section 1. In addition to any affirmative vote required by law or this Charter, and except as otherwise expressly provided in this Article VII:

            A. any merger or consolidation of the Bank or any Subsidiary (as defined in Section 3 of this Article VII) with (i) any Interested Stockholder (as defined in Section 3 of this Article VII), or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as defined in Section 3 of this Article
VII) of an Interested Stockholder; or

            B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Bank or any Subsidiary having an aggregate Fair Market Value (as herein defined in Section 3 of this Article VII) equaling or exceeding 25% or more of the combined assets of the Bank and its Subsidiaries; or

            C. the issuance or transfer by the Bank or any Subsidiary (in one transaction or a series of transactions) of any securities of the Bank or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the outstanding Common Stock of the Bank and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Bank or any Subsidiary thereof (established with the approval of a majority of the Disinterested Directors then in office); or

            D. the adoption of any plan or proposal for the liquidation or dissolution of the Bank proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

            E. any reclassification of securities (including any reverse stock split), or recapitalization of the Bank, or any merger or consolidation of the Bank with any of its Subsidiaries


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or any other transaction (whether or not with or into or otherwise involving an
Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Bank or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Bank entitled to vote in the election of Directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles or any Certificate of Establishment or in any agreement with any national securities exchange or otherwise.

      The term "Business Combination" as used in this Article VII shall mean any transaction which is referred to in any one or more of paragraphs A through E of
Section 1 of this Article VII.

            Section 2. The provisions of Section 1 of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote (if any), as is required by law or by these Articles, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Bank solely in their capacity as stockholders of the Bank, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

            A. The Business Combination shall have been approved by a majority of the Disinterested Directors then in office.

            B. All of the following conditions shall have been met:

                  (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

                        (a) (if applicable) the Highest Per Share Price (as
                  hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.

                        (b) the Fair Market Value per share of Common Stock on
                  the Announcement Date or on the date on which the Interested Stockholder


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                  became an Interested Stockholder (such latter date is referred to in this Article VII as the "Determination Date"), whichever is higher.

                  (ii) The aggregate amount of the cash and the Fair Market
            Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                        (a) (if applicable) the Highest Per Share Price (as
                  hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                        (b) (if applicable) the highest preferential amount per
                  share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Bank; and

                        (c) the Fair Market Value per share of such class of
                  Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                  (iii) The consideration to be received by holders of a
            particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B of Section 2 of this
            Article VII shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                  (iv) After such Interested Stockholder has become an
            Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors then in office, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having


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            preference over the Common Stock as to dividends or liquidation; (2)
            there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors then in office, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors then in office, and (3) neither such Interested Stockholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                  (v) After such Interested Stockholder has become an Interested
            Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Bank, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (vi) A proxy or information statement describing the proposed
            Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, and the rules or regulations thereunder) shall be mailed to stockholders of the Bank at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

            Section 3. For the purposes of this Article VII and Article XV:

            A. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

            B. "Interested Stockholder" shall mean any person (other than the Bank or any Holding Company or Subsidiary thereof) who or which:

                  (i) is the beneficial owner, directly or indirectly, of more than 5% of the outstanding Voting Stock; or

                  (ii) is an Affiliate of the Bank and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or


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                  (iii) is an assignee of or has otherwise succeeded to any
            shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

            C. "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Charter; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                  (i) which such person or any of its affiliates beneficially owns, directly or indirectly; or

                  (ii) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Bank to effect any transaction which is described in any one or more clauses of
            Section 1 of Article VII) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                  (iii) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Bank;

and provided further, however, that (1) no Director or Officer of this Bank (or any affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by another such Director or Officer (or any affiliate thereof, and (2) neither any employee stock ownership plan or similar plan of this Bank or any subsidiary of this Bank, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common


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Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Bank pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Bank pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

            D. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of this Charter.

            E. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Bank; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Bank.

            F. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then in office.

            E. "Fair Market Value" means:

                  (i) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and

                  (ii) in the case of property other than cash or stock, the
            Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.


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            F. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

            G. In the event of any Business Combination in which the Bank survives, the phrase "consideration other than cash to be received" as used in Subparagraphs (i) and (ii) of Paragraph B of Section 2 of this Article VII shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

            Section 4. A majority of the Directors of the Bank then in office (provided, however, that if there is an Interested Stockholder, any such determination shall also require the affirmative vote of a majority of the Disinterested Directors then in office) shall have the power and duty to determine for the purposes of this Article VII, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Bank or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the Common Stock of the Bank and its Subsidiaries. A majority of the Disinterested Directors then in office shall have the further power to interpret all of the terms and provisions of this Article VII.

            Section 5. Nothing contained in this Article VII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            Section 6. Notwithstanding any other provisions of this Charter or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Article or any Certificate of Establishment, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VII.

                                 ARTICLE VIII

            STANDARDS FOR BOARD OF DIRECTORS' EVALUATION OF OFFERS

      The Board of Directors of the Bank, when evaluating any offer to (A) make a tender or exchange offer for any equity security of the Bank, (B) merge or consolidate the Bank with another institution or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Bank, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Bank and its stockholders, give due consideration to all relevant factors including, without limitation, the

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interests of the Bank's employees, suppliers, creditors and customers; the economy of the state, region and nation; community and societal considerations; and the long-term and short-term interests of the Bank and its stockholders, including the possibility that these interests may be best served by the continued independence of the Bank.

                                  ARTICLE IX

                              PRE-EMPTIVE RIGHTS

      Holders of the capital stock of the Bank shall not be entitled to preemptive rights with respect to any shares of the capital stock of the Bank which may be issued.

                                   ARTICLE X

                                   DIRECTORS

      The Bank shall be under the direction of a Board of Directors. The number of Directors shall not be fewer than seven nor more than twenty-five. The names of the original sixteen (16) Directors under this Charter, together with the year of expiration of their respective terms, are set forth in Appendix A hereto. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with one class to be elected each year. Directors shall continue to serve for the terms specified in Appendix A hereto and until their successors are elected and qualified, unless they sooner resign, retire, die or are removed. No person shall be elected or re-elected as a Director for a term extending beyond his or her 75th birthday.

      Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in any certificate of establishment with respect thereto to elect additional Directors under specific circumstances, any Director may be removed from office at any time, but only for cause and only by the affirmative vote of (i) two-thirds of the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the "Whole Board") or (ii) the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of the Voting Stock, voting together as a single class. At least thirty days prior to such meeting of the Board of Directors or the stockholders, as applicable, written notice shall be sent to the Director whose removal will be considered at such meeting.

                                  ARTICLE XI

                             DIRECTORS' LIABILITY

      No Director shall be personally liable to the Bank or its stockholders for monetary damages for any breach of such Director's fiduciary duty as a Director, notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required by applicable law, this provision shall not eliminate the liability of a Director (i) for any breach of such Director's duty of loyalty to the Bank or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under provisions of the Massachusetts General Laws imposing liabilities on Directors in respect of distributions to the stockholders of the


                                      -11-
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Bank or loans to officers or Directors of the Bank, or (iv) any transaction from which such Director derived any improper personal benefit. This provision shall not eliminate the liability of a Director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director of the Bank for or with respect to any acts or omissions of such Director occurring prior to the date of such amendment or repeal.

                                  ARTICLE XII

                     TRANSACTIONS WITH INTERESTED PERSONS

            Section 1. Unless entered into in bad faith or in violation of any provision of this Charter, no contract or transaction by the Bank shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

            Section 2. For the purposes of this Article XIII, "Interested Person" means any Person in any way interested in the Bank whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such Person is in any way interested.

            Section 3. Unless such contract or transaction was entered into in bad faith or in violation of any provision of this Charter, no Interested Person, because of such interest, shall be liable to the Bank or to any other Person for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

            Section 4. The provisions of this Article XII shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of the Bank at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

                                 ARTICLE XIII

                              ACTING AS A PARTNER

      To the extent not prohibited by applicable law, the Bank may be a partner in any business enterprise which it would have power to conduct by itself.

                                  ARTICLE XIV

                             STOCKHOLDERS MEETINGS

      Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.


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

                                  ARTICLE XV

                           CALL OF SPECIAL MEETINGS

      Special meetings of stockholders of the Bank may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board, (provided, however, that if there is an Interested Stockholder, any such call by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors then in office). Special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least 80% in interest of the capital stock entitled to vote at such meeting. Application to a court pursuant to Section 34(b) of Chapter 156B (the "Massachusetts Business Corporation Law") of The General Laws of The Commonwealth of Massachusetts (or successor provisions) requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least 80% in interest of the capital stock entitled to vote at such meeting. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting, unless otherwise provided by law.

                                  ARTICLE XVI

                              AMENDMENT OF BYLAWS

      The Bylaws of the Bank may be adopted, altered, amended, changed or repealed by the Board of Directors or the stockholders of the Bank. Such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the Directors then in office at a duly constituted meeting of the Board of Directors unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of at least a majority of the Continuing Directors then in office. Such action by the stockholders shall require (i) approval by the affirmative vote of a majority of Directors then in office, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of at least a majority of the Continuing Directors then in office, at such meeting, (ii) unless waived by the affirmative vote of a majority of the Directors then in office (and, if applicable, Continuing Directors) specified in the preceding sentence, the submission by the stockholders of written proposals for adopting, altering, amending, changing or repealing the Bylaws that comply in all respects with the provisions of the Bylaws governing such submissions and (iii) the affirmative vote of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock voting together as a single class at a duly constituted meeting of stockholders called expressly for such purpose.

                                 ARTICLE XVII

                             AMENDMENT OF CHARTER

            This Charter may be amended at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two-thirds of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at any time within the 60 day period immediately preceding the meeting at which the stockholder vote is to be taken, there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Disinterested Directors then in office), that stockholders approve such amendment at such meeting of stockholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal or as the Secretary of State may specify.


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

                                   APPENDIX A

                        DIRECTORS OF THE WESTBOROUGH BANK

          NAME                                 EXPIRATION OF TERM
          ----                                 ------------------

          Nelson P. Ball                       2001

          Edward S. Bilzerian                  2002

          David E. Carlstrom                   2000

          John L. Casagrande                   2000

          William W. Cotting, Jr.              2000

          Robert G. Daniel                     2001

          Earl H. Hutt                         2001

          Walter A. Kinell, Jr.                2000

          Robert A. Klugman                    2000

          Roger B. Leland                      2001

          Joseph F. MacDonough                 2001

          Paul F. McGrath                      2002

          Charlotte C. Spinney                 2002

          Phyllis A. Stone                     2002

          James E. Tashjian                    2002

          Daniel G. Tear                       2000


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